Exhibit 99.1

NEWS

MSC REPORTS FISCAL 2016 FOURTH QUARTER AND FULL YEAR RESULTS

FISCAL Q4 2016 HIGHLIGHTS

•	Net sales of $745.1 million, increased 2.4% year-over-year (3.6% decline on an Average Daily Sales basis)
•	Gross margin of 44.8% reflecting continued stabilization in an ongoing difficult environment
•	Operating margin of 13.3% resulting from cost containment and ongoing monitoring of discretionary spend
•	GAAP diluted EPS of $1.02

FISCAL 2016 HIGHLIGHTS

•	Net sales of $2.9 billion decreased 1.6% over the prior year (3.5% decline on an ADS basis)
•	GAAP diluted EPS of $3.77

MELVILLE, NY and DAVIDSON, NC, November 1, 2016 - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM),  "MSC" or the "Company," a premier distributor of Metalworking and Maintenance, Repair and Operations ("MRO") supplies to industrial customers throughout North America,  today reported financial results for its fiscal 2016 fourth quarter and full year ended September 3, 2016. Both periods included an additional week of operational results as compared to the prior periods.

Financial Highlights[1]	FY16 Q4		FY15 Q4		Change	FY16		FY15		Change
Net Sales	$745.1		$727.4		2.4%	$2,863.5		$2,910.4		(1.6%)
GAAP Operating Income	99.2		95.4		4.0%	376.0		379.5		(0.9%)
% of Net Sales	13.3%		13.1%			13.1%		13.0%
Adjusted Operating Income	99.2		95.7	[i]2	3.7%	376.0		384.0	[i]2	(2.1%)
% of Net Sales	13.3%		13.2%			13.1%		13.2%
GAAP Net Income	61.8		59.0		4.8%	231.2		231.3		0.0%
Adjusted Net Income	61.8		59.2	[i]3	4.5%	231.2		234.1	[i]3	(1.2%)
GAAP Diluted EPS	$1.02	[i]4	$0.96	[e]5	6.3%	$3.77	[i]4	$3.74	[e]5	0.8%
Adjusted Diluted EPS	$1.02	[i]4	$0.96	[e]5	6.3%	$3.77	[i]4	$3.79	[e]5	(0.5%)

1In millions unless noted. 2Excludes non-recurring costs.3Excludes the after tax effects of non-recurring costs.4Based on 60.3 million and 61.1 million diluted shares outstanding for FY16 Q4 and FY16, respectively. 5Based on 61.4 million and 61.5 million diluted shares outstanding for FY15 Q4 and FY15, respectively.

Erik Gershwind, president and chief executive officer, said, "Conditions remained very difficult throughout the fourth quarter, much as they have for the past few quarters. Low oil prices and the strong US dollar continued to depress demand, particularly in metalworking and heavy manufacturing. Despite these headwinds, our execution remains strong, including continued share gains, sustained gross margin stabilization and strong expense controls. "

Rustom Jilla, executive vice president and chief financial officer, added, "Our diluted EPS for the quarter was $1.02, 4 cents above the mid-point of our guidance range. We continued executing on our gross margin and cost reduction initiatives, but the fourth fiscal quarter’s higher EPS was mostly attributable to sales being above guidance. For the full year, we succeeded in delivering an operating margin roughly in line with prior year levels despite lower sales. Finally, our cash flow generation was particularly strong in fiscal 2016, and we returned $500 million to our shareholders through dividends and share buybacks."

Gershwind concluded, "As we look to fiscal 2017, MSC is well positioned regardless of what happens in the industrial economy. Should conditions improve or even just stabilize, the Company is poised for a tremendous growth and leverage story. On the other hand, if difficult conditions persist, we will continue to capitalize on the opportunities a challenging environment creates for MSC, making the future growth and leverage story even more compelling."

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MSC INDUSTRIAL SUPPLY CO. REPORTS FOURTH QUARTER AND FISCAL 2016 RESULTS

Outlook

Based on current market conditions, the Company expects net sales for the first quarter of fiscal 2017 to be between $676 million and $688 million. At the midpoint, average daily sales are expected to decline roughly 3.5%, as compared to last year’s first quarter. The Company expects diluted earnings per share for the fiscal first quarter 2017 to be between $0.90 and $0.94.

An explanation and reconciliation of the non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures are included in the attached tables.

Conference Call Information

MSC will host a conference call today at 8:30 a.m. EST to review the Company’s fiscal 2016 fourth quarter and full year results. The call, accompanying slides, and other operational statistics may be accessed at: http://investor.mscdirect.com. The conference call may also be accessed at 1-877-443-5575 (U.S.), 1-855-669-9657 (Canada) or 1-412-902-6618 (international).

An online archive of the broadcast will be available until November 8, 2016.

The Company’s reporting date for fiscal first quarter 2017 results will be January 11, 2017.

Contact Information

Investors:	Media:
John G. Chironna	Paul Mason
Vice President, Investor Relations and Treasurer	Director, Corporate Communications
(704) 987-5231	(704) 987-5313

About MSC Industrial Supply Co. MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of metalworking and maintenance, repair, and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with more than 1 million products, inventory management and other supply chain solutions, and deep expertise from over 75 years of working with customers across industries.

Our experienced team of more than 6,000 associates is dedicated to working side by side with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling, and optimizing for a more productive tomorrow.

For more information on MSC, please visit mscdirect.com.

# # #

Note Regarding Forward-Looking Statements:

Statements in this Press Release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about expected future results, expected benefits from our investment and strategic plans, and expected future margins, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include: general economic conditions in the markets in which we operate, current economic, political and social conditions, changing customer and product mixes, competition, industry consolidation, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, financial restrictions on outstanding borrowings, dependence on our information systems and the risk of business disruptions arising from changes to our information systems, disruptions due to computer system or network failures, computer viruses, physical or electronics break-ins and cyber-attacks, the inability to successfully manage the upgrade of our core financial systems, the loss of key suppliers or supply chain disruptions, problems with successfully integrating acquired operations, opening or expanding our customer fulfillment centers exposes us to risks of delays, the risk of war, terrorism and similar hostilities, dependence on key personnel, goodwill and intangible assets recorded as a result of our acquisitions could be impaired, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

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MSC INDUSTRIAL SUPPLY CO. REPORTS FOURTH QUARTER AND FISCAL 2016 RESULTS

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	September 3,	August 29,
	2016	2015

ASSETS
Current Assets:
Cash and cash equivalents	$52,890	$38,267
Accounts receivable, net of allowance for doubtful accounts	392,463	403,468
Inventories	444,221	506,631
Prepaid expenses and other current assets	45,290	39,067
Deferred income taxes	46,627	44,643
Total current assets	981,491	1,032,076
Property, plant and equipment, net	320,544	291,156
Goodwill	624,081	623,626
Identifiable intangibles, net	105,307	119,805
Other assets	33,528	33,523
Total assets	$2,064,951	$2,100,186

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Revolving credit note	$217,000	$188,000
Current maturities of long-term debt	50,050	25,165
Accounts payable	110,601	114,328
Accrued liabilities	100,951	94,494
Total current liabilities	478,602	421,987
Long-term debt, net of current maturities	339,772	214,119
Deferred income taxes and tax uncertainties	148,201	131,210
Total liabilities	966,575	767,316
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	—	—
Class A common stock	53	56
Class B common stock	12	13
Additional paid-in capital	584,017	604,905
Retained earnings	1,040,148	1,232,381
Accumulated other comprehensive loss	(19,098)	(17,252)
Class A treasury stock, at cost	(506,756)	(487,233)
Total shareholders’ equity	1,098,376	1,332,870
Total liabilities and shareholders’ equity	$2,064,951	$2,100,186

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MSC INDUSTRIAL SUPPLY CO. REPORTS FOURTH QUARTER AND FISCAL 2016 RESULTS

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(In thousands, except per share data)

	(Unaudited)
	Quarters Ended		Fiscal Years Ended
	September 3,	August 29,	September 3,	August 29,
	2016	2015	2016	2015
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)
Net sales	$745,074	$727,405	$2,863,505	$2,910,379
Cost of goods sold	411,007	400,270	1,574,647	1,593,804
Gross profit	334,067	327,135	1,288,858	1,316,575
Operating expenses	234,821	231,695	912,898	937,046
Income from operations	99,246	95,440	375,960	379,529
Other income (expense):
Interest expense	(1,752)	(1,554)	(5,807)	(6,340)
Interest income	163	165	654	771
Other income (expense), net	12	(449)	924	(819)
Total other expense	(1,577)	(1,838)	(4,229)	(6,388)
Income before provision for income taxes	97,669	93,602	371,731	373,141
Provision for income taxes	35,823	34,580	140,515	141,833
Net income	$61,846	$59,022	$231,216	$231,308
Per Share Information:
Net income per common share:
Basic	$1.03	$0.96	$3.78	$3.75
Diluted	$1.02	$0.96	$3.77	$3.74
Weighted average shares used in computing net income per common share:
Basic	60,079	61,283	60,908	61,292
Diluted	60,278	61,413	61,076	61,487
Cash dividends declared per common share	$0.43	$0.40	$1.72	$4.60

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

	Fiscal Years Ended
	September 3,	August 29,	August 30,
	2016	2015	2014
	(53 weeks)	(52 weeks)	(52 weeks)
Net income, as reported	$231,216	$231,308	$236,067
Foreign currency translation adjustments	(1,846)	(12,198)	(627)
Comprehensive income	$229,370	$219,110	$235,440

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MSC INDUSTRIAL SUPPLY CO. REPORTS FOURTH QUARTER AND FISCAL 2016 RESULTS

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Fiscal Years Ended
	September 3,	August 29,
	2016	2015
	(53 weeks)	(52 weeks)
Cash Flows from Operating Activities:
Net income	$231,216	$231,308
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,930	69,729
Stock-based compensation	13,985	14,195
Loss on disposal of property, plant, and equipment	752	1,453
Provision for doubtful accounts	6,997	6,665
Deferred income taxes and tax uncertainties	15,007	15,035
Excess tax benefits from stock-based compensation	(1,536)	(3,956)
Changes in operating assets and liabilities:
Accounts receivable	2,595	(29,347)
Inventories	61,047	(59,008)
Prepaid expenses and other current assets	(6,303)	1,268
Other assets	142	(1,354)
Accounts payable and accrued liabilities	5,271	3,803
Total adjustments	169,887	18,483
Net cash provided by operating activities	401,103	249,791
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(87,930)	(51,405)
Net cash used in investing activities	(87,930)	(51,405)
Cash Flows from Financing Activities:
Repurchases of common stock	(383,798)	(33,414)
Payments of regular cash dividends	(105,778)	(98,828)
Payments of special cash dividend	—	(185,403)
Payments on capital lease and financing obligations	(1,090)	(2,290)
Excess tax benefits from stock-based compensation	1,536	3,956
Proceeds from sale of Class A common stock in connection with associate stock purchase plan	4,084	4,285
Proceeds from exercise of Class A common stock options	7,410	11,119
Borrowings under financing obligations	453	530
Borrowings under Credit Facility	305,000	336,000
Proceeds from Private Placement Loan	175,000	—
Private Placement Loan financing costs	(185)	—
Payments of notes payable and revolving credit note under the Credit Facility	(301,000)	(243,000)
Net cash used in financing activities	(298,368)	(207,045)
Effect of foreign exchange rate changes on cash and cash equivalents	(182)	(228)
Net increase (decrease) in cash and cash equivalents	14,623	(8,887)
Cash and cash equivalents – beginning of year	38,267	47,154
Cash and cash equivalents – end of year	$52,890	$38,267
Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$127,965	$122,988
Cash paid for interest	$4,986	$5,843

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MSC INDUSTRIAL SUPPLY CO. REPORTS FOURTH QUARTER AND FISCAL 2016 RESULTS

Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures, including adjusted operating income, adjusted net income, and adjusted net income per diluted share. The adjusted supplemental measures for the thirteen weeks and fiscal year ended August 29, 2015 exclude non-recurring costs associated with the Class C Solutions Group (“CCSG”) acquisition and executive transition and separation costs, and related tax effects. There were no adjustments for non-recurring costs for the fourteen weeks and fiscal year ended September 3, 2016. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with MSC's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of Company performance.

In calculating non-GAAP financial measures, we exclude these non-recurring costs to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such costs are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, we use certain non-GAAP financial measures as performance metrics for management incentive programs. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	The ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	The ability to better identify trends in the Company’s underlying business and perform related trend analyses; and

•	A better understanding of how management plans and measures the Company’s underlying business.

The following tables reconcile GAAP operating income, GAAP net income and GAAP net income per diluted share (“EPS”) to non-GAAP adjusted operating income, adjusted net income, and adjusted net income per diluted share:

	Thirteen Weeks Ended
	August 29, 2015
	(in thousands)	Margin
GAAP Operating income	$95,440	13.1%
Non-recurring costs	236
Adjusted Operating income	$95,676	13.2%

Thirteen Weeks Ended
August 29, 2015
(in thousands)
Net sales	$727,405
Cost of goods sold	400,270
Gross profit	327,135
Operating Expenses	231,695
Income from Operations	95,440
Non-recurring costs	236
Adjusted Operating income	$95,676

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MSC INDUSTRIAL SUPPLY CO. REPORTS FOURTH QUARTER AND FISCAL 2016 RESULTS

	Thirteen Weeks Ended
	August 29, 2015
(in thousands, except per share amounts)	$(after tax)	Diluted EPS
GAAP net income	$59,022	$0.96
Non-recurring costs*	149	-
Adjusted net income	$59,171	$0.96

* On a pre-tax basis includes approximately $236 of non-recurring executive transition costs related to the planned retirement of the Company's Chief Financial Officer for the thirteen weeks ended August 29, 2015. The non-recurring costs were calculated using an effective tax rate of 36.9%.

	Fiscal Year Ended
	August 29, 2015
	(in thousands)	Margin
GAAP Operating income	$379,529	13.0%
Non-recurring costs	4,507
Adjusted Operating income	$384,036	13.2%

Fiscal Year Ended
August 29, 2015
(in thousands)
Net sales	$2,910,379
Cost of goods sold	1,593,804
Gross profit	1,316,575
Operating Expenses	937,046
Income from Operations	379,529
Non-recurring costs	4,507
Adjusted Operating income	$384,036

	Fiscal Year Ended
	August 29, 2015
(in thousands, except per share amounts)	$(after tax)	Diluted EPS
GAAP net income	$231,308	$3.74
Non-recurring costs*	2,794	0.05
Adjusted net income	$234,102	$3.79

* On a pre-tax basis includes approximately $1,081 of non-recurring integration costs associated with the CCSG acquisition, approximately $2,706 for non-recurring executive separation costs related to the departure of the Executive Vice President of Sales, and approximately $720 of non-recurring executive transition costs related to the planned retirement of the Company's Chief Financial Officer for the fiscal year ended August 29, 2015. The non-recurring costs were calculated using an effective tax rate of 38.0%.